UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 26, 2006

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

907 Walnut Street, Des Moines, Iowa		50309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	515-281-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 27, 2006, the Federal Home Loan Bank of Des Moines ("Bank") announced that the following four individuals were elected to the Bank's Board of Directors ("Board") for three-year terms commencing January 1, 2007:

Clair J. Lensing, President and Chief Executive Officer, Security State Bank, Waverly, Iowa. Mr. Lensing currently serves on the Board, and his current term expires on December 31, 2006.

Dale E. Oberkfell, President and Chief Operating Officer, Reliance Bank, Des Peres, Missouri. Mr. Oberkfell was newly elected for a three-year term commencing January 1, 2007.

D.R. Landwehr, President and Chief Executive Officer, Community Bank of Missouri, Richmond, Missouri. Mr. Landwehr currently serves on the Board, and his current term expires on December 31, 2006.

Lynn Schneider, President, American Bank & Trust, Huron, South Dakota. Mr. Schneider currently serves on the Board, and his term expires on December 31, 2006. Mr. Schneider was the only eligible candidate from the state of South Dakota who chose to stand for election. Accordingly, the Bank earlier declared Mr. Schneider elected to the Bank's Board for a three-year term commencing January 1, 2007.

At the time of this filing, Mr. Lensing serves on the following committees of the Bank's Board: Executive Committee, Compensation, Diversity, and Governance Committee, and the Housing and Economic Development Committee, of which he serves as chair. Mr. Landwehr serves on the Board's Audit Committee, Bank Operations Committee, of which he serves as vice chair, and the Risk Management Committee, of which he serves as vice chair. Mr. Schneider serves on the Board's Bank Operations Committee, of which he serves as chair, Compensation, Diversity and Governance Committee, of which he serves as vice chair, and the Executive Committee. The 2007 Board committees on which Mr. Lensing, Mr. Schneider, Mr. Landwehr and Mr. Oberkfell will be named to serve have not yet been determined as of the date of this filing.

The above directors' elections took place in accordance with the rules governing the election of Federal Home Loan Bank directors specified in the Federal Home Loan Bank Act ("Bank Act") and the related regulations of the Federal Housing Finance Board ("Finance Board"). Pursuant to the Bank Act and Finance Board regulations, the majority of the Bank's directors are elected by and from the Bank's membership. The remaining directors are required to be appointed by the Finance Board. In the normal course of its business, the Bank extends credit to members whose officers or directors may serve as directors of the Bank. All loans extended by the Bank to such members are on market terms that are no more favorable to them than the terms of comparable transactions with other members.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Form 8-K is a copy of the Bank's announcement to members dated October 27, 2006, regarding the election of Mr. Lensing, Mr. Landwehr, Mr. Schneider and Mr. Oberkfell. The information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Letter to Members dated October 27, 2006 announcing the election results

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

October 27, 2006	By:	/s/ L. Allyn Dixon, Jr.

Name: L. Allyn Dixon, Jr.
Title: General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Member Announcement